UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Schneider National, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1258315
( State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3101 Packerland Drive

Green Bay, WI 54313

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, no par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-215244

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Schneider National, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, no par value, to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-215244), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on December 22, 2016, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

ITEM 2 – EXHIBITS

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: April 5, 2017	By:	/s/ Paul J. Kardish
Paul J. Kardish Executive Vice President & General Counsel